Exhibit 10.11
     EXECUTION COPY
AGREEMENT CONCERNING BOARD OF DIRECTORS
     This AGREEMENT CONCERNING BOARD OF DIRECTORS is dated as of August 20, 2007 (this “Agreement”), and made by and among Pangaea One Acquisition Holdings I, LLC (together with one or more of its Affiliates, “Pangaea”), Cross Shore Acquisition Corporation (the “Company”), and each of the individuals or entities whose names appear on the RPS Signature Page hereto (each, together with one or more of its Affiliates, an “RPS Stockholder”). Pangaea and the RPS Stockholders are referred to herein, collectively, as the “Stockholders.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 5 hereof.
     WHEREAS, this Agreement is being entered into in connection with the proposed re-admission of the Company’s Common Stock to trading on the AIM market of London Stock Exchange plc (“AIM”) in connection with the Company’s proposed acquisition (the “Acquisition”) of ReSearch Pharmaceutical Services, Inc. and a series of related transactions (collectively, the “Transactions”);
     WHEREAS, after giving effect to the Transactions, each Stockholder shall own the shares of Common Stock identified opposite such Stockholder’s name on Schedule I hereto; and
     WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management of the Company and (ii) granting certain rights to Pangaea.
     NOW THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:
     1. Director Rights.
     (a) From the Effective Date through the date on which this Agreement terminates in accordance with Section 21, subject to Section 1(d), each Stockholder shall vote all of his, her or its Stockholder Shares and shall take all other necessary or desirable actions within such Stockholder’s control so that:
     (i) at the election of Pangaea, up to two (2) individuals designated by Pangaea shall be nominated and elected to the Board (such directors, the “Pangaea Directors”); provided that at such time as Pangaea ceases to own at least 20% of the outstanding shares of Common Stock, Pangaea shall only be entitled to designate one (1) of the Pangaea Directors; and provided, further, that at such time as Pangaea ceases to own at least 10% of the outstanding shares of Common Stock, Pangaea shall no longer be entitled to designate any of the Pangaea Directors; and
Cross Shore Board Agreement

     (ii) if both Pangaea Directors are elected to the Board in accordance with Section 1(a)(i), at the request of the Nomad the Company shall elect to designate one (1) individual (who shall be considered to be independent for the purposes of Appendix B to the Corporate Governance Guidelines for AIM Companies published by the Quoted Companies Alliance or any other relevant securities exchange) who shall be nominated and elected to the Board (such director, the “Additional Director”).
     (b) If any of the Pangaea Directors for any reason ceases to serve as a member of the Board during such person’s term of office, the resulting vacancy on the Board shall, subject to Section 1(d), be filled at the direction of Pangaea as provided in Section 1(a)(i).
     (c) The Company shall pay the reasonable out of pocket expenses (including reasonable travel expenses) incurred by each director in connection with attending the meetings of the Board or any committee thereof.
     (d) No appointments to the Board made pursuant to Sections 1(a) or (b) above shall be made other than with the approval of the Nomad.
     (e) The parties acknowledge that any appointments made pursuant to Sections 1(a) or (b) above shall be in addition to the independent non-executive Director agreed by the Company to be appointed within 6 months of re-admission to trading on AIM (as described in the admission document of the Company dated 5 June 2007).
     (f) Pangaea shall have the right to propose candidates to serve as the Additional Director or for election to the Board as an independent director (within the meaning of Appendix B to the Corporate Governance Guidelines for AIM Companies published by the Quoted Companies Alliance or the rules of any other relevant securities exchange).
     2. Observer Rights. In addition to the rights contained in Section 1 above, from the Effective Date through the date on which this Agreement terminates in accordance with Section 21, so long as (a) Pangaea owns at least 10% of the outstanding shares of Common Stock and (b) there are no Pangaea Directors then elected to the Board, the Company will permit Pangaea to have one representative (the “Observer”) present (whether in person or by telephone) in the capacity of a non-voting observer at all meetings of the Board or any committee thereof (provided that the Observer and Pangea shall be required to enter into a customary confidentiality agreement, in form and substance reasonably acceptable to Pangea and the Company, which shall include an acknowledgement that Observer and Pangea may become aware of material non-public information concerning the Company and that applicable securities laws and the Company’s trading policies generally restrict the trading of Company securities by persons in possession of any such information). The Company shall send to the Observer all of the notices, information and other materials that are distributed to the Board and shall provide the Observer with a notice and agenda of each meeting of the Board or any committee thereof all at the same time and in the same manner as such notices, agenda, information and other materials are provided to the members of the Board or such committee. If the Company proposes to take any action by written consent in lieu of a meeting of the Board, the Company shall provide a copy thereof to the Observer in the same manner and at the same time as notice is sent to the members of the Board. The Company shall reimburse the Observer for the reasonable out-of-pocket expenses (including reasonable travel expenses) incurred by the Observer in attending the meetings of the Board or any committee thereof.
     3. Company Undertaking. Subject to applicable law and the Company’s governing documents, the Company shall take all actions necessary or desirable to give effect to the agreement of the Stockholders contained in Section 1, including, without limitation, (i) ensuring that the individuals nominated by Pangaea to serve as a Pangaea Director or the Independent Director are duly and timely nominated and included in the slate of directors recommended by the Company for election by the Company’s stockholders; (ii) calling, setting a record date for, providing notice of, and holding one or more special meetings of the Company’s stockholders for purposes of elect such directors; and (iii) timely preparing (at the Company’s sole expense) such documentation as is required to hold any such meeting in accordance with applicable law and the AIM Rules or the rules of any other applicable securities exchange. Neither the Company nor the RPS Stockholders shall amend (or agree to an amendment of) the Company’s governing documents in a manner that would adversely effect the rights of Pangaea hereunder or permit the Company to circumvent its obligations under this Section 3 without the prior written consent of Pangaea. The Company shall not delegate substantially all of the governance authority and power of the Board to a committee of the Board (such as an executive committee) unless the Pangaea Directors have proportionate representation on such committee; provided that (A) the foregoing is not intended to require that one or both Pangaea Directors be appointed to any particular committees of the Board other than a committee (such as an executive committee) to which substantially all of the governance authority of the Board is delegated, and (B) for the avoidance of doubt, the foregoing does not apply to committees established by the Company’s management team (and not by the Board) even if one or more executive directors serve on such committees in their capacities as officers of the Company.
     4. Limited Proxy. In order to secure each Stockholder’s obligation to vote his, her or its Stockholder Shares in accordance with the provisions of Sections 1(a) and 1(b) hereof, each RPS Stockholder hereby appoints Pangaea (and Pangaea hereby appoints the Company) as his, her or its true and lawful proxy and attorney in fact, with full power of substitution, to vote all of his, her or its Stockholder Shares for the election and/or removal of directors and all such other matters as expressly provided for in Sections 1(a) and 1(b). Pangaea (or the Company, as applicable) may exercise the irrevocable proxy granted to it hereunder only if the applicable Stockholder fails to comply with the provisions of Sections 1(a) and 1(b). The proxies and powers granted by each Stockholder pursuant to this paragraph are coupled with an interest and are given to secure the performance of each Stockholder’s obligations under Sections 1(a) and 1(b) of this Agreement. The proxies granted in this Section 4 shall terminate and be of no further legal force or effect on the third anniversary of the Effective Date in accordance with Section 21.
     5. Definitions. As used herein, the following terms have the following meanings:
          “Affiliate” shall mean with respect to any Person, any other Person controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of such Person.

          “AIM Rules” means the rules and guidance notes contained in Parts One and Two, respectively, of the booklet entitled “AIM Rules for Companies” published by the London Stock Exchange, together with those other rules and guidance notes of the London Stock Exchange which govern the admission of securities to trading on, and the regulation of, AIM (as amended from time to time).
          “Board” means the Board of Directors of the Company.
          “Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in the State of New York.
          “Common Stock” means the common stock, par value $0.0001 per share, of the Company or its successor.
          “Effective Date” means the later to occur of the date of the closing of the Transactions or the date of the closing of the Acquisition.
          “Nomad” means, as of any relevant date, the Company’s nominated adviser appointed pursuant to Rule 1 of the AIM Rules as of such date, which the parties acknowledge is Arbuthnot Securities Limited as of the date hereof.
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Stockholder Shares” means any Common Stock owned by a Stockholder on the date of the closing of the Transactions or hereafter, together with any equity securities issued or issuable directly or indirectly with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
     6. Assignment. No Stockholder may transfer, assign or otherwise dispose (each, a “Transfer”) of its Stockholder Shares to any of its Affiliates unless such Affiliate, as a condition precedent to such Transfer, agrees in writing to be bound by the terms of this Agreement and confirms the grant of the proxy contained in Section 4 hereof. Any Stockholder who so Transfers Stockholder Shares to its Affiliate shall deliver an executed copy of such writing to the Company and the other parties not later than five (5) Business Days prior to the effectiveness of such Transfer. Any Transfer or attempted Transfer of any Stockholder Shares in violation of this Section 6 shall be null and void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose. For purposes of clarity, the parties acknowledge and agree that the restrictions contained in this Section 6 shall not apply to any Transfer, and this Agreement does not restrict Transfers, of Stockholder Shares to a Person that is not an Affiliate of the transferring Stockholder.
     7. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when telecopied to the recipient (with hard copy sent to the recipient by reputable courier service (charges prepaid) that same day) if telecopied before 5:00 p.m., local time in the place of the recipient on a Business Day, and otherwise on the next Business Day, or (c) two (2) Business Days after being sent to the recipient by reputable courier service (charges prepaid). Such notices, demands and other communications shall be sent to the parties hereto at the addresses set forth at the beginning of this letter.
     8. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment, or waiver has been approved in writing by such party. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
     9. Successors and Assigns. No party may assign its obligations or rights hereunder to any other person or entity without the prior written consent of the other parties; provided, that (i) Pangaea may assign its rights hereunder to any of its Affiliates to whom Pangaea Transfers its Stockholder Shares without obtaining the prior written consent of the other parties and (ii) each RPS Stockholder may assign its obligations hereunder to any Affiliate to whom such RPS Stockholder Transfers its Stockholder Shares without obtaining the prior written consent of the other parties. Subject to the foregoing, this Agreement and all the obligations and rights hereunder shall inure to the successors and permitted assigns of each party.
     10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     12. Remedies. Each party shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that a party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference conflicts of laws principles.
     15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     16. Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT LOCATED WILMINGTON, DELAWARE AND EACH PARTY HERETO HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     18. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     19. Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.
     20. Effectiveness. This Agreement shall become effective on the Effective Date.
     21. Termination. This Agreement, and the parties’ respective rights and obligations hereunder, shall terminate and cease to be of further legal force or effect on the third (3rd) anniversary of the Effective Date.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.
PANGAEA ONE ACQUISITION HOLDINGS I, LLC

By:	/s/ Peter M. Yu
Name: Peter M. Yu
Title: Managing Member
CROSS SHORE ACQUISITION CORPORATION

By:	/s/ Dennis M. Smith
Name: Dennis M. Smith
Title: Chief Executive Officer
Cross Shore Board Agreement

RPS Stockholder Signature Page
     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

/s/ Daniel M. Perlman
Daniel M. Perlman
ARGENTUM CAPITAL PARTNERS, L.P.
By: BR Associates, Inc., its General Partner

By:	/s/ Daniel Raynor
Name: Daniel Raynor
Title: Chairman
ARGENTUM CAPITAL PARTNERS II, L.P.
By: Argentum Partners II, LLC, its General Partner
By: Argentum Investments, LLC, its Managing Member

By:	/s/ Daniel Raynor
Name: Daniel Raynor
Title: Chairman
THE PRODUCTIVITY FUND IV, L.P.
By: First Analysis Management Company IV, L.L.C., its General Partner
By: First Analysis Venture Operations and Research, L.L.C., its Managing Member
By: First Analysis Corporation, its Manager

By:	/s/ James Macdonald
Name: James Macdonald
Title: Managing Director
THE PRODUCTIVITY FUND IV ADVISORS FUND
By: First Analysis Management Company IV, L.L.C., its General Partner
By: First Analysis Venture Operations and Research, L.L.C., its Managing Member
By: First Analysis Corporation, its Manager

By:	/s/ James Macdonald
Name: James Macdonald
Title: Managing Director